                                                                  Exhibit 12.1


Statement Re: Computation of
Ratio of Earnings to Fixed Charges
of Loomis Holding Corporation


                                                                                           Six
                                                    Years Ended                        Months Ended
                                                     June 30,                          December 31,
                                        ----------------------------------        ------------------------
                                          1994         1995         1996            1995            1996
                                        --------     --------     --------        --------        --------
Operating income                        $  2,020     $  3,124     $  4,186        $  1,855        $  3,691
Interest portion of rental expense
  on noncancelable leases                    969          998        1,031             534             593
                                        --------     --------     --------        --------        --------
    Earnings                            $  2,989     $  4,122     $  5,217        $  2,389        $  4,284
                                        ========     ========     ========        ========        ========

Interest expense                           3,053        3,158        2,981           1,528           1,445
Interest portion of rental expense
  on noncancelable leases                    969          998        1,031             534             593
                                        --------     --------     --------        --------        --------
    Fixed charges                       $  4,022     $  4,156     $  4,012        $  2,062        $  2,038
                                        ========     ========     ========        ========        ========

Ratio of earnings to fixed charges           0.7          1.0          1.3             1.2             2.1
                                        ========     ========     ========        ========        ========

Insufficiency of earnings to cover
  fixed charges                         $    1.0
                                        ========
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